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                                                                   EXHIBIT 10(c)

                           PEOPLES ENERGY CORPORATION
                      SUPPLEMENTAL RETIREMENT BENEFIT PLAN,
                            PART A, PART B AND PART C


SECTION 1

     PURPOSE. It has been and is the intention of Peoples Energy Corporation (the "Company") to maintain appropriate levels of benefits for individuals who are entitled to benefits under the Peoples Energy Corporation Retirement Plan ("Retirement Plan") and under the Peoples Energy Corporation Employe Capital Accumulation Plan ("CAP").

     (a) Accordingly, effective October 1, 1976 the Board of Directors of the Company, acting on behalf of the Company, established the Peoples Energy Corporation Supplemental Retirement Benefit Plan ("Supplemental Plan"), which Plan has been amended from time to time, and consists in its entirety of Sections 1 through 17 hereof and Parts A, B and C attached hereto. This Supplemental Plan is currently being amended and restated effective as of January 1, 1994. This Supplemental Plan is applicable to the "Affiliated Corporations" consisting of the Company and those other companies which from time to time are deemed Affiliated Corporations under the Retirement Plan. Part A hereof is intended to provide benefits to eligible persons who retire from all employment with the Affiliated Corporations in such a manner as to maintain the level of total retirement benefits which would otherwise be payable under the Retirement Plan, but for the limitations on benefits imposed by Section 415 of the Internal Revenue Code, as amended from time to time, and the regulations and rulings thereunder or the terms of the Retirement Plan implementing those limitations ("415 Limitation"), as indexed. Supplemental Plan Part A shall maintain such total retirement benefit levels by means of supplemental unfunded payments made


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by Affiliated Corporations to the individuals eligible for such payments as more fully described in Sections A-1 and A-4 of Part A hereof. Supplemental Plan, Part A is intended to be a plan described in Section 3 (36) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

     (b) Effective October 1, 1994, Section 401(a)(17) of the Code precludes the accrual of any further benefits under the Retirement Plan for any participant therein based on annual compensation in excess of $150,000, as indexed. Accordingly, effective October 1, 1994, the Board of Directors of the Company acting on behalf of the Company, hereby amends the Peoples Energy Corporation Supplemental Plan applicable to the Affiliated Corporations as set forth in Part B hereof. Supplemental Plan, Part B is intended to maintain total benefits payable under the Retirement Plan at the level which would have been paid but for the restrictions imposed by Internal Revenue Code Section 401(a)(17), as amended from time to time, and the regulations and rulings thereunder or the terms of the Retirement Plan implementing those limitations ("401(a)(17) Limitation"). Supplemental Plan, Part B shall maintain such total retirement benefits by means of unfunded payments by the Affiliated Corporations to the individuals eligible therefor as determined in Sections B-1 and B-4 of Part B hereof. Supplemental Plan, Part B is intended to be a plan described in
Section 201(2) of ERISA.

     (c) Effective January 1, 1994, Code Section 401(a)(17) also precludes the recognition of any compensation in excess of $150,000 per year, as indexed, for the purposes of the CAP. Accordingly, effective January 1, 1994, the Board of Directors of the Company, acting on behalf of the Company, hereby amends the Peoples Energy Corporation Supplemental Plan, Part C applicable to the Affiliated Corporations as set forth in Part C hereof. This part of the Plan is

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intended to replace by cash payments the Employer Matching Contribution, as defined in Section 4.01 of the CAP, which was not made to any Participant's Employer Matching Contribution Account because the Participant's contributions were limited by the operation of the 401(a)(17) Limitation or the CAP provisions implementing such Limitation. The Supplemental Plan, Part C shall result in cash payments to eligible employees as described in Sections C-1 and C-4 of Part C hereof made by the Affiliated Corporations as soon as practicable after the Committee, as prescribed in Section 2 below, determines the amounts payable to the eligible employees.

SECTION 2

     ADMINISTRATION BY RETIREMENT AND BENEFIT PLANS COMMITTEE. The Company hereby delegates authority to administer the three parts of the Supplemental Plan to the Retirement and Benefit Plans Committee (the "Committee") as established pursuant to the provisions of the Retirement Plan. The Committee shall have the same responsibility and authority with respect to the Supplemental Plan, Parts A, B and C as it possesses with respect to the Retirement Plan and the CAP. It shall also proceed with respect to the parts of the Supplemental Plan in a manner consistent with the manner in which it proceeds with respect to the Retirement Plan and the CAP.

SECTION 3

     ESTABLISHMENT OF TRUST AND PAYMENT OF PART A BENEFIT AND PART B BENEFIT. The Company shall establish a Trust Under Peoples Energy Corporation Executive Deferred Compensation Plan and Supplemental Retirement Benefit Plan (the "Trust"), with the intention that Part A Benefits and Part B Benefits will be paid by the Trustee, to the extent available, from the assets in the Trust contributed by the Company and accumulated in the Trust from time to time. Notwithstanding the creation of the Trust, the Company may, at its discretion, make payments of


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Part A and Part B Benefits directly to Part A and Part B Participants and Part A and Part B Beneficiaries.  The Committee shall furnish the Trustee a Payment
Schedule indicating the amounts payable and the dates when payments are due to Part A Participants and Beneficiaries and Part B Participants and Beneficiaries along with instructions as to the form and duration of such payments as provided below. The Committee shall revise and maintain the Payment Schedule on a current basis.

     Except as otherwise provided, payment of Part A Benefits as determined under Section A-4, and Part B Benefits as determined under Section B-4, which a Part A or Part B Participant or Part A or Part B Beneficiary, as those terms are defined below, is eligible to receive shall commence or be made at such time and in the form of a life annuity, a contingent annuity with or without automatic increase, a life and years certain annuity or a lump sum payment as the Part A or Part B Participant shall elect under Part A or Part B, subject to the same conditions as are prescribed for such options under the Retirement Plan utilizing the option tables or actuarial present value factors utilized under the Retirement Plan on the effective date of such Participant's election under Part A or Part B, provided that, in the absence of any election as to the time and form of payment of the Part A Benefit or the Part B Benefit, the Part A Benefit or the Part B Benefit shall be paid at the same time and in the same form and subject to the same conditions as the benefit is paid under the Retirement Plan. If, because of reemployment by an Affiliated Corporation, the payment of a Participant's benefits under the Retirement Plan is suspended, the payment of Part A Benefits and Part B Benefits hereunder shall be suspended for the same period of time.


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SECTION 4

     OBLIGATION OF THE COMPANY.

     (a) By the establishment of the Supplemental Plan, Part A and the Supplemental Plan, Part B, the Company will provide, subject to the qualifications and limitations set forth in Sections 5 and 6 below, a benefit equal to the amounts determined in accordance with Parts A and B:

          (i) to each Part A Participant and Part B Participant who is actively employed or who shall have terminated service with all of the Affiliated Corporations under conditions of entitlement to deferred or immediate commencement of retirement annuity payments under the Retirement Plan, and the amount of whose benefit entitlement qualifies the Part A Participant and Part B Participant for Part A Benefits or Part B Benefits in accordance with Section A-4 or B-4; and

          (ii) to each Part A or Part B Beneficiary of a Part A or Part B Participant whose death shall have occurred under circumstances entitling the Part A or Part B Beneficiary to deferred or immediate commencement of retirement payments under the terms of the Retirement Plan; provided, however, that such Part A or Part B Beneficiary benefit payments qualify the Part A or Part B Beneficiary for Part A Benefits in accordance with Section A-4 or for Part B Benefits in accordance with Section B-4.

     (b) As of any given time, the payment or further payment of benefits under Part A or Part B shall be subject to cancellation, discontinuance or diminution pursuant to Sections 5 and 6. It is the intent that benefits shall, to the maximum extent permitted by law, be paid to Part A and Part B Participants and Part A and Part B Beneficiaries under and pursuant to the terms of the Retirement Plan and that termination, curtailment or reduction of benefit payments under that


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Plan shall not result in commencement of or increase in Part A Benefits or Part
B Benefits hereunder. It is the further intent of Part A and Part B that a Participant's benefits under such Parts shall not accrue nor become non-forfeitable until such time as the payments from the Retirement Plan commence to, or for the benefit of, a Participant following termination of the Participant's employment for any reason or in the event of amendment or termination of Part A or Part B causing amendment, curtailment, suspension, discontinuance or termination of benefit payments as provided under Sections 3 and 4.

     (c) By the establishment of Part C, the Company intends to provide for the duration of Part C annual benefits to eligible employees equal to the amounts determined in accordance with Part C to be paid to the eligible Part C Participant or to the Part C Beneficiary of the Part C Participant whose death shall have occurred prior to the payment of the Part C Benefit determined for the year. Benefits under Part C do not become vested until the Committee has made the determination of the amounts payable to the eligible employees.

SECTION 5

     AMENDMENT TO CONFORM TO LAW. The Company, acting through its Board of Directors, may by amendment make such changes in, additions to, and substitutions for the provisions of Part A, Part B or Part C to take effect retroactively or otherwise, as is necessary for the purpose of conforming any or all of such Parts to any present or future law relating to plans of this or similar nature, and to the administrative regulations and rulings promulgated thereunder.


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SECTION 6

     OTHER AMENDMENTS AND TERMINATION. The Company, acting through its Board of Directors, may amend, curtail, discontinue or terminate Part A, Part B or Part C at any time which it deems desirable. Notwithstanding the preceding sentence, benefits under Parts A, B and C shall accrue and vest as of the later of the date of adoption or effective date of any amendment, curtailment, suspension, discontinuance or termination of any of the above Parts, whether or not such benefits are in a pay status; provided that, in the event the Retirement Plan is terminated or curtailed with the result that retirement payments to retired employees and contingent and survivor annuity payments to beneficiaries are discontinued or reduced, the Part A Benefits or Part B Benefits then being paid or as such Benefits become payable in the future pursuant to such Part shall similarly be discontinued or reduced in the same ratio as payments under the Retirement Plan are discontinued or reduced.

SECTION 7

     FORM OF AMENDMENT OR TERMINATION. Any amendment, termination, discontinuance or reduction of payments shall be made by an instrument in writing, duly certified, reflecting that said amendment, termination, discontinuance or reduction of payments has been authorized by the Board of Directors.

SECTION 8

     NOTICE OF AMENDMENT OR TERMINATION. The Committee shall notify Participants or Beneficiaries under any of the three Parts who are affected by any such amendment, termination, discontinuance or reduction of payments within a reasonable time thereof.


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SECTION 9

     NO GUARANTEE OF EMPLOYMENT, ETC. Neither the creation nor the maintenance of Part A, Part B or Part C nor anything contained therein shall be construed as giving any Participant under any of the three Parts or other employees of any Affiliated Corporation any right to remain in the employ of any Affiliated Corporation.

SECTION 10

     MERGER, CONSOLIDATION, ETC. No Affiliated Corporation will merge or consolidate with any other corporation, including any other Affiliated Corporation, nor liquidate or dissolve without making suitable arrangements for the payment of any benefits under Part A, Part B or Part C regardless of whether such benefits have accrued and vested under such Parts to any Participant and any Beneficiary thereof.

SECTION 11

     INALIENABILITY. Except so far as may be contrary to the laws of any state having jurisdiction in the premises, a Participant or Beneficiary of any of the three Parts shall have no right to assign, transfer, hypothecate, encumber, commute or anticipate his or her interest in any payments under Part A, Part B or Part C and such payments shall not in any way be subject to any legal process to levy upon or attach the same for payment of any claim against any such Participant or Beneficiary.

SECTION 12

     INCOMPETENCY. If any Participant or Beneficiary of any of the three Parts is, in the opinion of the Committee, legally incapable of giving a valid receipt and discharge for any payment, the Committee may, at its option, direct that such payment or any part thereof be made to such person or persons who in the opinion of the Committee are caring for and supporting such



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Participant or Beneficiary unless it has received due notice of claim from a duly appointed guardian or conservator of the estate of such Participant or Beneficiary. A payment so made will be a complete discharge of the obligations under Part A, Part B or Part C to the extent of and as to that payment, and neither the Committee nor any Affiliated Corporation will have any obligation regarding the application of the payment.

SECTION 13

     NO REQUIREMENT TO FUND. Except as may be required by Section 10, no provisions in Part A, Part B or Part C shall be construed to require, either directly or indirectly, an Affiliated Corporation to reserve, or otherwise set aside, assets for the payment of benefits thereunder.

SECTION 14

     CONTROLLING LAW. To the extent not preempted by the laws of the United States of America, the laws of the State of Illinois shall be the applicable and controlling law in all matters relating to Part A, Part B or Part C.

SECTION 15

     SEVERABILITY. If any provisions of Part A, Part B or Part C shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of Part A, Part B or Part C but Part A, Part B or Part C shall be construed and enforced as if said illegal and invalid provisions had never been included therein.

SECTION 16

     LIMITATIONS ON PROVISIONS. The provisions of Part A, Part B, or Part C and any benefits payable under any of these Parts shall be limited as described herein. Any benefit payable under the Retirement Plan or CAP shall be paid solely in accordance with the terms and provisions of


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the Retirement Plan or the CAP, and nothing in Part A, Part B or Part C shall operate or be construed in any way to modify, amend, or affect the terms and provisions of the Retirement Plan or the CAP.

SECTION 17

     GENDER AND NUMBER. Masculine gender shall include the feminine, the singular shall include the plural, and the plural shall include the singular, unless the context clearly indicates otherwise.


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                     PEOPLES ENERGY CORPORATION SUPPLEMENTAL
               RETIREMENT BENEFIT PLAN, PART A, PART B AND PART C


                                     PART A



SECTION A-1

     PAYMENT OF PART A BENEFITS. Every individual who qualifies for a benefit under the terms of the Retirement Plan either:

     (a) as a Participant who, at the time of termination of active service with all Affiliated Corporations, is or would be eligible for immediate or deferred retirement payments; or

     (b)  as a Beneficiary of such a Participant,
as those terms are defined below, and whose benefit pursuant thereto is or would be reduced by reason of the application of the 415 Limitation, shall be eligible to receive an amount ("Part A Benefit") under this Part A as described in Section A-4.

SECTION A-2

     PARTICIPANT. Every individual described in Section A-1(a) above who is or would be eligible to receive benefits under this Part A by reason of his or her active service with all Affiliated Corporations shall be known as a "Part A Participant".

SECTION A-3

     BENEFICIARY. Every individual described in Section A-1(b) above who is or would be eligible to receive benefits under this Part A by reason of another individual's active service with the Affiliated Corporations shall be known as a "Part A Beneficiary." The term Part A


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Beneficiary shall include spouses, heirs-at-law, legal representatives, and every other person to whom benefits may be distributed, as determined under the Retirement Plan.

SECTION A-4

     AMOUNT OF SUPPLEMENTAL BENEFIT. The amount of Part A Benefit which a Part A Participant or Part A Beneficiary shall be eligible to receive with respect to each limitation year (as defined below) shall be equal to the excess, if any, of the amount described in Section A-4(a) over the amount described in Section A-4(b).

     (a) The amount of annual benefit which would have been accrued with respect to such Part A Participant or Part A Beneficiary as of the end of that limitation year under the terms of the Retirement Plan as in effect on the last day of that limitation year if such benefit were computed without giving effect to the 401(a)(17) Limitation or the 415 Limitation for such year;

     (b)  The amount of the benefit which is the sum of

          (i) the amount of the annual benefit which a Part A Participant or Part A Beneficiary is entitled to receive under Part B; plus

          (ii) the amount of annual benefit with respect to such limitation year which was accrued for such Part A Participant or Part A Beneficiary under the terms of the Retirement Plan as in effect on the last day of that limitation year, including those terms implementing the 415 Limitation referred to above, as indexed.

     As used in the preceding provisions, the term "limitation year" means the plan year which has been adopted in connection with the Retirement Plan, being the period beginning on October 1 of each year and ending on September 30 of the following year.


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     It is the intent of this Section A-4 that the Part A Benefit as described above shall be determined at all times in a manner consistent with the then current 415 Limitation. Accordingly, the determinations made pursuant to this Section A-4 shall be based upon adjustments employed in determining the amount of annual benefit described above, and shall be subject to adjustments which reflect the 415 Limitation with respect to the computation of benefits under the Retirement Plan, including determining the effect on the amount of benefit resulting from the death of the contingent annuitant in case the Part A Participant has elected a contingent annuitant option with automatic increase, or divorce if the contingent annuitant is a spouse. If a Part A Participant receives a lump sum payment under the Retirement Plan, but has elected another form of benefit under this Part A, the amount of the Part A Benefit payable in each limitation year shall be the same as that payable in the year in which the lump sum payment is made, subject only to (i) increase if the Part A Participant has elected under this Part A the contingent annuitant option with automatic increase and gives timely notice of the divorce from a spouse designated as the contingent annuitant; or (ii) increase in the event of the death of a designated contingent annuitant if the Part A Participant has also elected under this Part A the option with automatic increase; or (iii) decrease by reason of a contingent annuity becoming payable to a contingent annuitant upon the death of the Part A Participant.


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SECTION A-5

     RETIREMENT PLAN BENEFIT INCREASE AFTER TERMINATION OF ACTIVE SERVICE. In the event the Retirement Plan is amended to increase the benefits payable to existing annuitants and contingent annuitants, Part A Benefits shall be adjusted or commenced accordingly for Part A Participants and Part A Beneficiaries; provided that no such adjustment shall be made if the Participant received a lump sum payment under this Part A.


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                     PEOPLES ENERGY CORPORATION SUPPLEMENTAL
               RETIREMENT BENEFIT PLAN, PART A, PART B AND PART C


                                     PART B

SECTION B-1

     PAYMENT OF PART B BENEFITS. Every individual who qualifies for a benefit under the terms of the Retirement Plan either:

     (a) as a Participant who, at the time of termination of active service with all Affiliated Corporations, is or would be eligible for immediate or deferred retirement annuity payments; or

     (b)  as a Beneficiary of such a Participant,
as those terms are defined below and whose benefit pursuant thereto is or would be reduced by the application of the 401(a)(17) Limitation shall be eligible to receive an amount ("Part B Benefit") under this Part B as described in Section B-4.

SECTION B-2

     PARTICIPANT. Every individual described in Section B-1(a) above who is or would be eligible to receive benefits under this Supplemental Plan B by reason of his or her active service with all Affiliated Corporations shall be known as a "Part B Participant".

SECTION B-3

     BENEFICIARY. Every individual described in Section B-1(b) above who is or would be eligible to receive benefits under this Part B by reason of another individual's active service with the Affiliated Corporations shall be known as a "Part B Beneficiary". The term Part B Beneficiary


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shall include spouses, heirs-at-law, legal representatives, and every other person to whom benefits may be distributed, as determined under the Retirement Plan.

SECTION B-4

     AMOUNT OF PART B BENEFIT. The amount of Part B Benefit which a Part B Participant or a Part B Beneficiary shall be eligible to receive with respect to each plan year (as defined below) shall be equal to the excess, if any, of the amount described in this Section B-4(a) over the amount described in this Section B-4(b):

     (a) The amount which such Participant or Beneficiary would be entitled to receive under the Retirement Plan if the benefit were computed without giving effect to the 401(a)(17) Limitation or the 415 Limitation;

     (b) The amount of the annual benefit which such Part B Participant or Part B Beneficiary is entitled to receive under the Retirement Plan if such benefit were computed giving effect to the 401(a)(17) Limitation for such year but without giving effect to the 415 Limitation for such year.

     The term "plan year" shall mean the period beginning October 1 and ending September 30 of the following year.


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                     PEOPLES ENERGY CORPORATION SUPPLEMENTAL
               RETIREMENT BENEFIT PLAN, PART A, PART B AND PART C


                                     PART C


SECTION C-1

     PAYMENT OF PART C BENEFITS.  Every individual who:

     (a) in any calendar year is an active Participant in the CAP and who is vested, as that term is defined in Article II of the CAP, in his or her Employer Matching Contribution Account in the CAP; or

     (b)  as a Beneficiary of such a Participant,
as those terms are defined below, and the allocations to whose Employer Matching Account for the year were reduced because of the individual's inability to make the maximum Tax Deferred Regular Contributions or After Tax Regular Contributions solely because of the 401(a)(17) Limitation ("Prevented Contributions") shall be eligible to receive a Part C Benefit in the amount determined pursuant to Section C-4. Any reductions in an individual's Tax Deferred Regular Contributions and After Tax Regular Contributions by reason of the operation of the 415 Limitation or the limitations imposed by reason of Code
Section 401(k)(3), Code Section 402(g) or Code Section 401(m) shall not be deemed Prevented Contributions.

SECTION C-2

     PART C PARTICIPANT. Every individual described in Section C-1(a) above shall be known as a "Part C Participant" for such year.


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SECTION C-3


     PART C BENEFICIARY. Every individual described in Section C-1(b) above who is or would be eligible in any year to receive benefits under Part C by reason of another individual's active Participation in the CAP shall be known as a "Part C Beneficiary". The term shall include spouses, heirs-at-law, legal representatives, and every other person to whom benefits may be distributed as determined under the CAP.

SECTION C-4

     AMOUNT OF PART C BENEFIT. The amount of Benefit which a Part C Participant or Part C Beneficiary shall be eligible to receive with respect to each calendar year shall be equal to 50% of the Part C Participant's Prevented Contributions for such calendar year.

SECTION C-5

     PAYMENT OF PART C BENEFIT. The Part C Benefit, if any, for each Part C Participant, shall be determined and certified to the Affiliated Corporations by the Committee each year and shall be paid as soon as practicable thereafter by the Affiliated Corporations to each Part C Participant, if living, or, if not, to the Part C Beneficiary.